UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): May 25, 2006

AMERICAN ECOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I,
300 E. Mallard, Suite 300
Boise, Idaho	83706
(Address of principal executive offices)	(Zip Code)

(208) 331-8400
(Registrant’s telephone number, including area code)

Item 5.02. Election of Directors

The Company held its Annual Meeting of Stockholders on May 25, 2006. On the record date of March 31, 2006 there were 18,064,116 shares of common stock issued and outstanding. At the Annual Meeting the Company’s seven nominees for Director were all elected to the Board, the selection of Moss Adams LLP as the Company’s independent auditor was ratified, and the 2006 Restricted Stock Plan was approved. The voting on the three items was as follows:

Nominee for Director	For	Withheld

Roy C. Eliff	17,061,942	95,612
Edward F. Heil	13,443,374	3,714,180
Kenneth C. Leung	15,727,469	1,430,085
Richard Riazzi	16,836,056	321,498
Stephen A. Romano	16,544,358	613,196
Jimmy D. Ross	16,835,381	322,173
Richard T. Swope	16,870,658	286,896

Ratification of Moss Adams LLP

For	17,118,436
Against	5,817
Abstain	33,300

Approval of 2006 Restricted Stock Plan

For	12,148,545
Against	195,781
Abstain	72,178
Broker Non-Vote	4,741,050

Following its annual meeting of stockholders on May 25, 2006 in Chicago, Illinois, American Ecology Corporation’s Board of Directors met and elected Kenneth C. Leung to serve as chairman of the newly elected Board and appointed John W. Poling to the Board of Directors.

On May 25, 2006, the Company issued a press release entitled “JOHN W. POLING JOINS AMERICAN ECOLOGY BOARD OF DIRECTORS”. The press release, dated May 25, 2006, is attached as Exhibit 99 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN ECOLOGY CORPORATION
(Registrant)

Date: June 2, 2006	By:	/S/ Michael J. Gilberg
Michael J. Gilberg
Vice President & Controller

EXHIBIT INDEX

Exhibit	Description

Exhibit 99	Press Release dated May 25, 2006 titled “JOHN W. POLING JOINS AMERICAN ECOLOGY BOARD OF DIRECTORS”